Exhibit 5.1

November 26, 2024

TMC the metals company Inc.

1111 West Hastings Street, 15th Floor

Vancouver, British Columbia

V6E 2J3, Canada

Re:	TMC the metals company Inc. – Registration Statement on Form S-3 (File No. 333-275822)

Ladies and Gentlemen:

We have acted as British Columbia counsel to TMC the metals company Inc. (the “Corporation”) in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of Amendment No. 1 dated November 26, 2024 (“Amendment No. 1”) to the Prospectus Supplement, dated November 14, 2024 (the “Prospectus Supplement”), to a Registration Statement on Form S-3 (File No. 333-275822) (the “Registration Statement”), filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement initially related to the offering of an aggregate of 17,500,000 common shares, without par value, in the capital of the Corporation (the “Common Shares”) and Class B Common Share purchase warrants (the “Warrants”) to purchase an aggregate of 8,750,000 Common Shares pursuant to a securities purchase agreement (collectively, the “SPA”), dated November 14, 2024, between the Corporation and the purchasers named therein. On November 26, 2024, the Corporation entered into the First Amendment to the SPA (the “First Amendment”) to increase the number of Common Shares and Warrants issuable under the SPA by 2,400,000 Common Shares (the “Additional Offered Shares”) and Warrants (the “Additional Warrants”) to purchase an aggregate of 1,200,000 Common Shares (the “Additional Warrant Shares”, and together with the Additional Offered Shares and Additional Warrants, the “Additional Securities”). Amendment No. 1 relates to the increase in the offering with respect to the Additional Offered Shares and Additional Warrants pursuant to the SPA, as amended. This opinion is being rendered in connection with the filing of Amendment No. 1 with the Commission. The offering by the Corporation of the Additional Offered Shares and Additional Warrants pursuant to the SPA, as amended, is referred to herein as the “Offering”). All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We have examined and relied upon (a) the Registration Statement, (b) the Prospectus Supplement, (c) Amendment No. 1, (d) the SPA, (e) the form of First Amendment, (f) the form of instrument representing and setting out the terms of the Additional Warrants (the “Warrant Instrument”), (g) a certificate of an officer of the Corporation dated the date hereof, certifying certain factual matters including, among other things: the constating documents of the Corporation, resolutions passed by the directors of the Corporation, approving, among other things, the Offering and the completion of the transactions contemplated therein, and resolutions passed by a pricing committee appointed by the directors of the Corporation, approving, among other things, certain final terms of the Offering, (h) a certificate of good standing dated November 26, 2024 issued pursuant to the Business Corporations Act (British Columbia) with respect of the Corporation and (i) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies and that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Corporation, have legal capacity and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity, binding effect and enforceability on all such parties. We have assumed that the SPA, as amended, First Amendment and Warrant Instruments will be executed and delivered substantially in the form of such instrument we have examined. In our capacity as counsel to the Corporation in connection with the registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Laws (as defined below), in the manner presently proposed. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation and of public officials.

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the “Applicable Laws”). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the Securities as being “fully paid and non-assessable”, no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

In rendering our opinions set forth herein, we have also assumed that, at the time of any offer and sale of Securities, (i) the Corporation has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity, under the laws of the Province of British Columbia; (ii) the Corporation has complied and will comply with the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Registration Statement; (iii) the Registration Statement, the Prospectus Supplement and Amendment No. 1 and any amendments thereto (including any post-effective amendments thereto) have become effective under the Securities Act; (iv) that each of the Prospectus Supplement and Amendment No. 1 has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (v) that the SPA and the First Amendment have each been filed with the Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement, the Prospectus Supplement or Amendment No. 1; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus Supplement and Amendment No. 1; and (vii) with respect to our opinion as to the Additional Offered Shares and the Additional Warrant Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Common Shares are authorized and available for issuance under the maximum number of Common Shares the Corporation is authorized to issue and that the consideration for the issuance and sale of the Additional Offered Shares and the Additional Warrant Shares is in an amount that is not less than the par value of the Common Shares, if any. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Corporation. We assume, based on advise previously received from the Corporation, that the applicable agreements relating to any of the Securities will be governed by the laws of a jurisdiction outside of Canada.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1.	With respect to the issuance of any Additional Offered Shares, upon payment in full therefor and issuance thereof in accordance with the SPA, as amended, Amendment No. 1 and the Prospectus Supplement, the Additional Offered Shares will be validly issued as fully paid and non-assessable Common Shares of the Corporation.

2.	The Additional Warrant Shares have been duly and validly authorized and allotted for issuance and, upon the due exercise of the Additional Warrants in accordance with the terms of the SPA, as amended, Amendment No. 1 and the Prospectus Supplement and the applicable Warrant Instruments, including payment of the exercise price in full therefor, the Additional Warrant Shares issuable upon exercise of the Additional Warrants will be validly issued as fully paid and non-assessable Common Shares of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement and to reference the firm’s name under the caption “Legal Matters” in Amendment No. 1. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Laws.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP